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                                                                      EXHIBIT 22

                                 BAYBANKS, INC.
                         SUBSIDIARIES OF THE REGISTRANT

BayBanks, Inc.....................................................  Massachusetts
BayBank...........................................................  Massachusetts
  BayBanks Mortgage Corp. ........................................  Massachusetts
  BayBanks Finance & Leasing Co., Inc. ...........................  Massachusetts
  X-Press 24, Inc. ...............................................  Massachusetts
BayBank Boston, N.A...............................................  United States of America
  BayBanks Brokerage Services, Inc................................  Massachusetts
BayBank Connecticut, N.A. ........................................  United States of America
BayBank Systems, Inc. ............................................  Massachusetts
  BayBanks Credit Corp. ..........................................  Massachusetts
BayBanks Investment Management, Inc. .............................  Massachusetts
BayBanks Life Insurance Company...................................  Arizona

     All such subsidiaries are included in the consolidated financial statements filed as part of this report. Certain other subsidiaries have been omitted above, since considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

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